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SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 7, 2002 (July 29, 2002)

U.S. RESTAURANT PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13089 (Commission File Number)	75-2687420 (I.R.S. Employer Identification No.)
12240 Inwood Road, Suite 200 Dallas, Texas		75244
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (972) 387-1487

ITEM 5. Other Events.

        On July 29, 2002, the Company issued a press release announcing that its 2nd quarter press release issued on July 25, 2002 included an inaccuracy in cost of goods sold for retail operations due to an underaccrual for state fuel taxes that resulted from a change in fuel suppliers. On July 30, 2002 the Company issued a press release with revised 2nd Quarter results. These two press releases of July 29 and July 30, 2002 are included herein as exhibits 99.1 and 99.2.

ITEM 7. Exhibits.

99.1
Press Release released by the Company dated July 29, 2002.

99.2
Press Release released by the Company dated July 30, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RESTAURANT PROPERTIES, INC.
Date: August 7, 2002	By:	/s/ ROBERT J. STETSON Name: Robert J. Stetson Title: Chief Executive Officer And Director

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  ITEM 5. Other Events.
  ITEM 7. Exhibits.
SIGNATURE